Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Auddia Inc.

Boulder, Colorado

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/A of Auddia Inc. (No. 333-235891), of our report dated March 31, 2021 relating to the financial statements at and for the years ended December 31, 2020 and 2019, which appears in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

July 9, 2021